EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-41284) and in the Post Effective Amendment No. 1 on Form S-8 to Form S-4 (No.333-88663) of Gentiva Health Services, Inc. of our report dated February 6, 2004, except for Note 9, as to which the date is February 27, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Stamford, Connecticut
March 1, 2004